SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                  FORM 8-K

                                CURRENT FORM


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)

                              December 8, 1994


                       SAFECARD SERVICES, INCORPORATED
             ---------------------------------------------------
             (Exact name of registrant as specified in charter).


         Delaware                1-10411            13-2650534
- - ----------------------------   ------------     ------------------
(State or other jurisdiction   (Commission      (IRS Employer
ofincorporation)               File Number)     Identification No.)



3001 E. Pershing Boulevard, Cheyenne, WY            82001
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(Address of principal executive offices)          (zip code)

Registrant's telephone number, including area code:  (307) 771-2700



                                    N/A
    -------------------------------------------------------------
    (Former name or former address, if changed since last report).








Item 5.   Other Events

     On December 14, 1994, the Company announced that it plans to reorganize into a holding company and adopt a new corporate name. After shareholder approval, the new holding company, designated Ideon Group, Inc., will operate with strategic business units as subsidiaries, including its core business, SafeCard Services; Wright Express, a provider of enhanced information services to commercial fleets; its credit card marketing and servicing business, including the recently announced PGA Tour Partners Program; and future new business development opportunities as they occur.

     On December 14, 1994, the Company announced the election of John R. Birk, now President and Chief Executive Officer of Wright
Express, as President and Chief Operating Officer, effective
January 1, 1995.

     On December 14, 1994, the Company and SunTrust Banks, Inc., jointly announced that SunTrust BankCard, N.A., a SunTrust subsidiary, would team with SafeCard Services and the PGA TOUR to issue a co-branded PGA TOUR Partners credit card. Under the agreement with SunTrust, SafeCard will provide card acquisition and customer servicing with funding provided by SunTrust.

     On December 14, 1994 the Company announced it was considering a change in the amortization of subscriber acquisition costs. If the proposed change is adopted, subscription acquisition costs, which are now amortized over the estimated life of the customer, would be amortized over the one or three year subscription period. Based on preliminary estimates, the change, if adopted, would result in an after-tax charge of approximately $45 million.

     On December 19, 1994, the Company announced that it will officially relocate its corporate headquarters to Jacksonville, Florida from Cheyenne, Wyoming, subsequent to its annual meeting of shareholders in April 1995. The Company also announced that it has agreed in principle to purchase the American Express Regional Operating Center in Jacksonville to serve as a headquarters and operations center. The Company expects to execute a definitive agreement with American Express in the first quarter of 1995 and to complete the transaction in late 1995 or early 1996.



Item 8.    Change in Fiscal Year

     On December 14, 1994, the Company announced that it would change its fiscal year-end from October 31 to December 31. The change in year-end was approved by the Board of Directors on December 8, 1994. To effect the change, SafeCard will file a Form 10-Q by February 15, 1995 covering the period from November 1, 1994 through December 31, 1994 and the comparable 1993 periods.





                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              SAFECARD SERVICES, INCORPORATED

                              By:       G. THOMAS FRANKLAND
                                        ------------------------
                              Name:     G. Thomas Frankland
                              Title:    Vice Chairman and
                                        Chief Financial Officer


December 21, 1994